Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 9, 2007, relating to the consolidated financial statements of Rocawear Licensing, LLC., appearing in the Company’s Current Report on Form 8-K/A for the event dated March 30, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York
August 11, 2008